Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use of our report to the Board of Directors of Renin Corp. (the “Entity”) dated January 7, 2014 on the consolidated financial statements of the Entity, which comprise the consolidated balance sheet of the Entity as at December 31, 2012, and the related consolidated statements of operations and comprehensive loss, stockholders’ deficiency and cash flows for the year then ended, and the related notes to the consolidated financial statements, in Amendment No. 1 to Form 8-K/A of BBX Capital Corporation dated January 7, 2014.

We also consent to the incorporation by reference of such report in the following Registration Statements:

•	Registration Statements (No. 333-56798, No. 333-90136, No. 333-127501 and No. 333-159808) on Form S-8 of BankAtlantic Bancorp, Inc., and

•	Amendment No. 1 to Registration Statement (No. 333-190036) on Form S-4 of BFC Financial Corporation.

s/KPMG

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada
January 7, 2014